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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2021

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2021, Dr. Amit Rakhit, President and Chief Medical Officer of Ovid Therapeutics Inc. (the “Company”), notified the Company of his resignation from such positions with the Company effective August 27, 2021 (the “Officer Resignation”), and will join the Company’s Scientific and Clinical Advisory Board. Dr. Rakhit did not resign as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial-related matters.

In connection with the Officer Resignation, on July 8, 2021, the Company’s Board of Directors (the “Board”) appointed Dr. Jeremy M. Levin as President of the Company, in addition to his current duties as Chairman of the Board and Chief Executive Officer of the Company, effective upon the Officer Resignation. Dr. Levin’s biography and business experience and the terms of his employment agreement are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021 (the “Proxy Statement”), and such information is incorporated herein by reference.

Additionally, on July 8, 2021, the Board appointed Dr. Robert Michael Poole as a Class I director of the Company, effective July 9, 2021, to hold office until the 2024 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier resignation or removal. As of the time of the filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which Dr. Poole will be appointed.

In connection with his appointment, Dr. Poole will be entitled to receive cash and equity compensation consistent with that of the Company’s other non-employee directors under the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time, and as described in the Proxy Statement.

There are no family relationships between either Dr. Levin or Dr. Poole and any of the Company’s other officers and directors. Except as disclosed in the Proxy Statement with respect to Dr. Levin, there are no related party transactions under Item 404(a) of Regulation S-K that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: July 8, 2021